UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2007

Sovereign Exploration Associates International, Inc.

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(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

503 Washington Avenue, Suite 2D

Newtown, PA 18940

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (215) 968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be reported on:

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet-Arrangement of a Registrant

On June 1, 2007, the Company executed a Promissory Note under which the Company borrowed $1,000,000 from Silverman partners, LLC. and Hochstin Investments. The Note is payable six months from the date of the Note, unless converted, at the option of the noteholder, into shares of Common Stock of the Company. At the Maturity Date of the Note, the Holders shall be entitled to purchase 250,000 shares of common stock of the Company at a price of $.20 per share. The Holders will also be entitled to purchase an additional 250,000 shares of common stock of the Company at the closing price of the Company stock as reported on the OTCBB on the Closing Date. These shares must be exercised within one year from the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007                                                                                           SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

/s/ Robert D. Baca

By: Robert D. Baca

President, CEO and Director